PRICING SUPPLEMENT NO. 13                                      Rule 424(b)(3)
DATED: February 12, 1998                                    File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes     Book Entry Notes
$32,000,000                    [x]                     [x]

Original Issue Date:           Fixed Rate Notes        Certificated Notes
February 18, 1998              [_]                     [_]

Maturity Date:
February 18, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                              Optional             Optional
                        Redemption            Repayment            Repayment
Redeemable On           Price(s)              Date(s)              Price(s)
-------------           ----------            ---------            ----------

N/A                     N/A                   N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------
Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]         Commercial Paper Rate              Minimum Interest Rate: N/A

[_]         Federal Funds Rate                 Interest Reset Date(s): *

[_]         Treasury Rate                      Interest Reset Period: Monthly

[_]         LIBOR Reuters                      Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                         Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  N/A

Spread (plus or minus): +0.125%
-------------------------------------

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*        The 18th of each month.

**       The 18th of each month.

***      5.742%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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